UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2017

Carolco Pictures, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5550 Glades Road, Suite 500 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 535-1400

1395 Brickell Avenue, Suite 800, Miami, Florida, 33131

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[  ]

Item 1.01 Entry into a Material Definitive Agreement.

Trademark Assignment and Settlement Agreement

On July 19, 2017, Carolco Pictures, Inc. (the “Company”) entered into a Trademark Assignment and Settlement Agreement (the “Agreement”) with STUDIOCANAL, a Société anonyme of France (“STUDIOCANAL”).

A dispute had previously arisen between STUDIOCANAL and the Company in relation to the trademark for “CAROLCO” obtained by Brick Top Productions, Inc., an affiliate of the Company. Pursuant to the Agreement, and in order to settle the dispute, the Company agreed to assign the “CAROLCO” trademark to STUDIOCANAL.

In connection therewith, on the same date as the execution of the Agreement, the Company and STUDIOCANAL executed the Trademark Assignment Recordal Form attached to the Agreement as Exhibit A. In consideration of the assignment, STUDIOCANAL agreed to paid the Company a one-time fee of $9,000 within 15 days of the execution of the Agreement.

Pursuant to the Agreement, the Company was required, within three business days following the receipt of the payment, to surrender the domain name http://www.carolcopictures.com/ to STUDIOCANAL with any future payments related to the domain name to be assumed by STUDIOCANAL. The payment is expected to be received in the time frame referenced above, at which point the domain name will be transferred to STUDIOCANAL.

As of the effective date of the Agreement, the Company agreed that it and its affiliates will cease producing and distributing television shows, movies or any other media under the CAROLCO mark or any mark confusingly similar to the CAROLCO mark. In addition, the Company agreed that, within 10 days of the date of the Agreement, the Company will initiate the process of changing its name. Upon completion of the required securities and corporate law actions in connection with the name change, but in no event more than 75 days after the date of the Agreement, unless such delay is caused by a regulatory agency and not the Company, the Company agreed to change its name to remove reference to CAROLCO, and will remove all mention of the CAROLCO name from its products, website, and all future corporate documents.

The Company also agreed to remove all images and titles of Carolco Pictures’ library films from its and its affiliates’ websites as of the effective date of the Agreement, that neither it nor any of its affiliates will ever use any images from or titles of works in the Carolco Pictures library in the future, that neither it nor any of its affiliates will use or apply for registration of any marks containing the term CAROLCO or variations thereof in connection with any entertainment-related products or services, and that the Company would not oppose or otherwise challenge STUDIOCANAL’s use of, trademark applications, or registrations for the CAROLCO mark, or any mark containing a variation of the term CAROLCO.

Under the Agreement, each party released the other party, its affiliates, subsidiaries, holding companies and other entities within its control, successors and assigns, and all officers, directors, employees, agents, representatives, third party vendors, insurers and attorneys, from any and all claims, causes of action or demands of any kind or nature whatsoever which arise from use of the CAROLCO marks in connection with entertainment-related products or services and which existed prior to the effective date of the Agreement.

The Company did not utilize a broker in connection with the Agreement or the transactions described herein.

The foregoing description of the Agreement is a summary only and is qualified in its entirety by reference to the full text of such document, filed herewith as Exhibit 10.1 and incorporated herein by reference.

(d) Exhibits

Exhibit	Description

10.1	Trademark Assignment and Settlement Agreement, dated as of July 19, 2017, by and between the Company and STUDIOCANAL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Carolco Pictures, Inc.

Date: July 21, 2017	By:	/s/ Alexander Bafer
Alexander Bafer,
Chief Executive Officer